                         CONSENT OF ERNST & YOUNG LLP

   We consent to the incorporation by reference in Registration Statement Nos. 33-34490, 33-34037, 33-21360, 33-00201, 2-64261, 33-05904, 33-40249, 33-43823,
333-02827, 333-02825 and 333-66211 of Whirlpool Corporation and Registration Statement Nos. 33-26680, 33-53196 and 333-66163 of Whirlpool Corporation pertaining to the Whirlpool Savings Plan of our report dated January 21, 1999, with respect to the consolidated financial statements and schedule of Whirlpool Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


March 16, 1999